UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): July 24th, 2013

PARADIGM RESOURCE MANAGEMENT CORPORATION
 (Exact name of registrant as specified in its charter)
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Nevada	98-0568076
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

13520 Oriental St. Rockville, MD	20853
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (202) 536-5191
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 24th, 2013 (the "Closing Date"), the Company entered into an Agreement with AMSA Development Technology Co Ltd by which the Company will acquire 30% of Toss Plasma Technologies Ltd previously held by AMSA Development Technology Co Ltd and AMSA Development Technology Co Ltd shall acquire the rights to 20% of the Company’s common stock by new issuance.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

As part of the Agreement with AMSA Development Technology Co Ltd., Mr. Takanori Ozaki was named as a Director to the Board of the Company, joining Mr. Robert Price.  Mr. Ozaki is the President/CEO of TOSS Plasma Technologies, Limited. Mr. Ozaki has held many prestigious positions including Chief of Overseas Business Department and Executive Vice President of Sumitomo Metal Mining Co., Ltd.; CEO of Gigatech Japan Corporation; and Founder and Chairman of Metalast International.

As of the date of this filing, there has not been any material plan, contract or arrangement to which Mr. Ozaki is a party in connection with his appointment as a Director and an officer of the Company.

ITEM 9.01 EXHIBITS.

10.1	Agreement with AMSA Development Technology Co Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6th, 2013	/s/ Robert M. Price
Robert M. Price Director